EX-99.B-77Q1

SUB-ITEM 77Q1(a)-1: AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF IVY FUNDS:

                                    IVY FUND

                         Abolition of Series of Shares
                   of Beneficial Interest, Without Par Value

          The undersigned, being at least a majority of the Trustees of Ivy Fund, a Massachusetts business trust (the "Fund"), acting pursuant to Article III, Section 2, of the Fund's Declaration of Trust dated December 21, 1983, as amended and restated on December 10, 1992, hereby abolish the following named series, and the establishment and designation thereof, there being no shares of any such series currently outstanding:

                         IVY INTERNATIONAL GROWTH FUND

Dated:    April 1, 2003


/s/Jarold W. Boettcher               /s/Eleanor B. Schwartz
-----------------------              --------------------------
Jarold W. Boettcher, as Trustee      Eleanor B. Schwartz, as Trustee

/s/James D. Gressett                 /s/Michael G. Smith
----------------------               -----------------------
James D. Gressett, as Trustee        Michael G. Smith, as Trustee

/s/Joseph Harroz, Jr.                /s/Edward M. Tighe
-----------------------              ---------------------
Joseph Harroz, Jr., as Trustee       Edward M. Tighe, as Trustee

/s/Henry J. Herrmann                 /s/Keith A. Tucker
---------------------                -----------------------
Henry J. Herrmann, as Trustee        Keith A. Tucker, as Trustee

/s/Glendon E. Johnson, Jr.
---------------------------
Glendon E. Johnson, Jr., as Trustee